SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name:  Putnam Intermediate Tax Exempt Fund -- Class A Shares
Fiscal period ending:  September 30, 1995
Inception date (if less than 10 years of performance):  June 1,
1994


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    Life*

P   =  Initial Investment        $1,000    $1,000

ERV =  Ending Redeemable Value   $1,065    $1,055

T   =  Average Annual
       Total Return              6.54%     4.08%*

                   *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $243,419

Expenses                         $34,875

Reimbursement                    $45,262

Average shares                   5,970,496

NAV                              $8.30

Sales Charge                        3.25%

POP                              $8.58

Yield at POP                         4.94%
            SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name:  Putnam Intermediate Tax Exempt Fund -- Class B Shares
Fiscal period ending:  September 30, 1995
Inception date (if less than 10 years of performance):  June 1,
1994


TOTAL RETURN

Formula  --  Average Annual Total Return:    ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year      Life*

P   =  Initial Investment        $1,000      $1,000

ERV =  Ending Redeemable Value   $1,060      $1,049

T   =  Average Annual
       Total Return              6.03%       3.63%*

                   *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $29,076

Expenses                         $6,761

Reimbursement                    $6,682

Average shares                   711,734

NAV                              $8.31

Maximum Contingent Deferred
    Sales Charge                 5.0%

Yield at NAV                     4.57%